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                                                                    EXHIBIT 99.1


CONTACT - Karin Demler: (615) 263-3005


 CORRECTIONS CORPORATION OF AMERICA COMPLETES REFINANCING OF SENIOR INDEBTEDNESS

              OBTAINS NEW SENIOR BANK CREDIT FACILITY AND COMPLETES OFFERING OF $250 MILLION 9 7/8% SENIOR NOTES DUE 2009

    COMPLETES PURCHASE OF APPROXIMATELY $89 MILLION 12% SENIOR NOTES DUE 2006

NASHVILLE, Tenn. - May 6, 2002/PR Newswire-First Call/ -- Corrections Corporation of America (NYSE: CXW) announced today that it has completed the refinancing of its senior indebtedness through the refinancing of its existing senior secured bank credit facility and the offering of $250 million of its 9 7/8% Senior Notes due 2009. The proceeds of the offering of the Company's new 2009 Senior Notes have been used to repay a portion of amounts outstanding under the Company's previously existing senior secured bank credit facility, to purchase approximately $89 million of its existing 12% Senior Notes due 2006, and to pay related fees and expenses.

As a result of the refinancing, the Company has obtained a new $715 million senior secured bank credit facility which replaced the Company's previously existing senior secured bank credit facility. The new facility is comprised of a $75 million revolving loan with a term of approximately four years, a $75 million term loan with a term of approximately four years, and a $565 million term loan with a term of approximately six years. All borrowings under the facility initially bear interest at a base rate or LIBOR plus 3.5%. Lehman Commercial Paper Inc. serves as Administrative Agent under the new facility.

As described above, pursuant to the terms of the tender offer and consent solicitation previously announced by the Company on April 19, 2002, the Company has purchased approximately $89 million in aggregate principal amount of its 12% Senior Notes, comprised of all notes tendered on or before Monday, April 29, 2002. The expiration date for the tender offer, unless extended by the Company, is May 16, 2002, promptly following which any additional notes tendered will be purchased by the Company.

Additional information concerning the refinancing, including additional terms of the new senior secured bank credit facility, will be contained in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security of the Company and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. The 2009 Senior Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws.


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ABOUT THE COMPANY

The Company is the nation's largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and four states. The Company currently owns 39 correctional, detention and juvenile facilities, three of which are leased to other operators, and two additional facilities which are not yet in operation. The Company also has a leasehold interest in a juvenile facility. The Company operates 61 facilities, including 36 company-owned facilities, with a total design capacity of approximately 60,000 beds in 21 states, the District of Columbia and Puerto Rico. The Company specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, the Company's facilities offer a variety of rehabilitation and educational programs, including basic education, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. The Company also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.

FORWARD-LOOKING STATEMENTS

This press release contains statements that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current plans and actual future activities, and the Company's results of operations may be materially different from those set forth in the forward-looking statements. Investors should refer to documents that the Company files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and from the forward-looking statements contained in this press release. Such factors include, but are not limited to: (i) fluctuations in the Company's operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) the growth in the privatization of the corrections and detention industry and the public acceptance of the Company's services; (iii) general economic and market conditions; and (iv) other factors that could cause results to differ as are described in the filings made from time to time by the Company with the Securities and Exchange Commission.

The Company takes no responsibility for updating the information contained in this press release following the date hereof or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.